EXHIBIT 22
                           HASBRO, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant (a)


Name Under Which Subsidiary                  State or Other Jurisdiction of
Does Business                                Incorporation or Organization
---------------------------                  ------------------------------

Galoob Toys, Inc.                                     Delaware
Hasbro Australia Limited                              Australia
Hasbro Interactive, Inc.                              Delaware
  Hasbro Interactive GmbH                             Germany
  Hasbro Interactive SNC                              France
  Leisuresoft Vertriebs GmbH                          Germany
  MicroProse California, Inc.                         California
  MicroProse Software, Inc.                           Maryland
Hasbro International, Inc.                            Delaware
  Hasbro Canada, Inc.                                 Canada
  Hasbro de Mexico S.A. de C.V.                       Mexico
  Hasbro Far East LTD                                 Hong Kong
    Tiger Electronics Far East, Limited               Hong Kong
  Hasbro France S.A.                                  France
    Hasbro Deutschland GmbH                           Germany
    Tiger Electronics S.A.R.L.                        France
  Hasbro Ireland Limited                              Ireland
  Hasbro Italy S.r.l.                                 Italy
  Hasbro Latin America Inc.                           Delaware
    Hasbro Argentina S.A.                             Argentina
    Hasbro Chile LTDA                                 Chile
    Hasbro Latin America, L.P.                        Delaware
    Hasbro Peru S.A.                                  Peru
  Hasbro New Zealand Limited                          New Zealand
  Hasbro S.A.                                         Switzerland
    Hasbro Asia-Pacific Marketing Ltd.                Hong Kong
      Tiger Electronics Far East Services, Limited    Hong Kong
    Hasbro (Schweiz) AG                               Switzerland
    Hasbro U.K. Limited                               United Kingdom
      Hasbro Interactive Limited                      United Kingdom
      Tiger Electronics UK Limited                    United Kingdom
    MB International B.V.                             The Netherlands
      Hasbro B.V.                                     The Netherlands
      Hasbro Hellas S.A.                              Greece
      Hasbro Importacao e Exportacao
       e de Jogos e Brinquedos Lds                    Portugal
      Hasbro Magyarorszag Kft                         Hungary
      Hasbro Osterreich Ges.m.b.H                     Austria
      Hasbro Poland SpZoo                             Poland
      Hasbro Toys & Games Holdings, S.L.              Spain
        MB Espana, S.A.                               Spain
      S.A. Hasbro N.V.                                Belgium
  Juguetrenes S.A. de C.V.                            Mexico
  Palmyra Holdings Pte Ltd.                           Singapore
    Hasbro Hong Kong Limited                          Hong Kong
    Hasbro Singapore Pte Ltd.                         Singapore
    Hasbro Toy (Malaysia) Sdn Bhd                     Malaysia
Hasbro Managerial Services, Inc.                      Rhode Island
Larami Limited                                        Delaware
OddzOn, Inc.                                          Delaware
Sonic Bites L.L.C. (dba Sound Bites L.L.C.)           Delaware
Tiger Electronics, Ltd.                               Delaware

  (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.